UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November18, 2011

Adeona Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200

Ann Arbor, MI 48108

(Address of principal executive offices and zip code)

(734) 332-7800

    (Registrant’s telephone number including area code)

N/A

    (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 21, 2011, Adeona Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) concerning, in part, the agreement the Company entered into with Intrexon Corporation. This Current Report on Form 8-K/A (the “Amendment”) is being filed solely to refile Exhibit 10.1 of the Original Form 8-K to include additional terms of the Intrexon Corporation agreement previously redacted. Except as disclosed in this Amendment, the Company has not otherwise modified the disclosures presented in the Original Form 8-K. This Amendment should be read in conjunction with the Original Form 8-K. The changes in this exhibit were made in response to comments received from the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Exclusive Channel Collaboration Agreement by and between Adeona Pharmaceuticals, Inc. and Intrexon Corporation dated as of November 18, 2011 **

**. Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012	ADEONA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ James S. Kuo
Name: James S. Kuo
Title: President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Exclusive Channel Collaboration Agreement by and between Adeona Pharmaceuticals, Inc. and Intrexon Corporation dated as of November 18, 2011 **

 ** Previously filed and herein incorporated by reference in, the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on November 21, 2011. Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.